UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

WL ROSS HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 6, 2016, WL Ross Holding Corp. (the “Company”) issued the following press release:

 WL ROSS HOLDING CORP. ANNOUNCES INTENT TO CONVENE AND ADJOURN ITS SPECIAL MEETING TO APPROVE THE PROPOSED ACQUISITION OF NEXEO SOLUTIONS TO WEDNESDAY, JUNE 8, 2016

New York, NY June 6, 2016. -- WL Ross Holding Corp.(NASDAQ: WLRH) (the “Company”) announced today that it intends to convene and then adjourn, without conducting any business, its special meeting of stockholders to approve the proposed acquisition of Nexeo Solutions Holdings, LLC (the “Business Combination”) and other related proposals, to be held on Monday, June 6, 2016, at 9:00 a.m. Eastern Time until Wednesday, June 8, 2016 at 9:00 a.m. Eastern Time. The purpose of the adjournment is to allow the Company more time to finalize documentation with transaction parties. The special meeting will still be held at the offices of the Company, located at 1166 Avenue of the Americas, New York, NY 10036. The Company expects to obtain stockholder approval at the reconvened special meeting on Wednesday and close the Business Combination on Thursday or Friday of this week.

If you have not submitted a proxy for use at the special meeting, you are urged to do so promptly. No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on page 100 of the proxy statement filed by the Company with the Securities and Exchange Commission (“SEC”) on May 9, 2016, which is available without charge on the SEC’s website at www.sec.gov.

About WL Ross Holding Corp.

WL Ross Holding Corp. is a Special Purpose Acquisition Company sponsored by WL Ross Sponsor LLC, an affiliate of WL Ross & Co. LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. WL Ross Holding Corp. completed its initial public offering in June 2014, raising approximately $500 million in cash proceeds. WL Ross Holding Corp.’s officers and certain of its directors are affiliated with WL Ross & Co. LLC. Founded in 2000, WL Ross& Co. LLC is a global value oriented private equity firm which seeks niche opportunities in markets where it believes its knowledge, insight and experience offers an advantage in assessing and cultivating new investment opportunities.

Forward Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include the expected occurrence and timing for the completion of the Business Combination. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and among the Company, Neon Acquisition Company LLC, Neon Holding Company LLC, Nexeo Solutions, TPG Accolade Delaware, LP and Nexeo Holdco, LLC (the “Merger Agreement”); the outcome of any legal proceedings that have been, or will be, instituted against the Company, Nexeo Solutions, or other parties to the Merger Agreement following announcement of the Merger Agreement and transactions contemplated therein; the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; the failure to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the Merger Agreement; costs related to the proposed mergers and the impact of the substantial indebtedness to be incurred to finance the consummation of the mergers; changes in applicable laws or regulations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by the Company and Nexeo Solutions Holdings, LLC.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, in Nexeo Solutions’ periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and in the proxy statement filed by the Company with the SEC on May 9, 2016, and revisions to the proxy statement with the SEC on May 18, 2016 and May 26, 2016. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. The Company disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Transaction and Where to Find It

In connection with the proposed Business Combination and other matters, the Company has filed a proxy statement with the SEC on May 9, 2016 and, on May 9, 2016 commenced mailing the definitive proxy statement and other relevant documents to its stockholders as of the May 5, 2016 record date for the special meeting, and filed revisions to the proxy statement with the SEC on May 18, 2016 and May 26, 2016. Investors and security holders of the Company are advised to read the definitive proxy statement and other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed Business Combination, among other matters, because the definitive proxy contains important information about the proposed Business Combination and the parties to the proposed Business Combination. Stockholders may also obtain a copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website at www.sec.gov or by directing a request to: WL Ross Holding Corp., c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, 25th Floor, New York, New York 10036, e-mail: WLRHolding@wlross.com, Attn: Tony Reina (Legal Department).

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow & Co., LLC at:  Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers call collect at: (203) 658-9400), email: WLRoss.info@morrowco.com.

Participants in Solicitation

The Company, Nexeo Solutions Holdings, LLC, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed Business Combination, and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement for the proposed Business Combination, which has been filed with the SEC. Information concerning the interests of the Company’s and Nexeo Solutions Holdings, LLC’s participants in the solicitation, which may, in some cases, be different than those of the Company’s and Nexeo Solutions Holdings, LLC’s stockholders generally, is also set forth in the definitive proxy statement relating to the proposed Business Combination.